CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated March 5, 1999, included in this Form 10-K, into Ramtron International Corporation's previously filed Registration Statement File No. 333-12265 on Form S-8, Registration Statement File No. 33-80411 on Form S-3, Registration Statement File No. 333-19119 on Form S-3 and Registration Statement File No. 333-47615 on Form S-3.

/S/  Arthur Andersen LLP

Denver, Colorado,
  March 24, 1999